Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ATA Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-215674) on Form S-8 of ATA Inc. of our report dated June 24, 2015, with respect to the consolidated statements of comprehensive income (loss), changes in equity, and cash flows for the year ended March 31, 2015, which report appears in the March 31, 2017 annual report on Form 20-F of ATA Inc.

/s/ KPMG

Hong Kong, China
June 29, 2017